UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2007

COVIDIEN LTD.

(Exact name of registrant as specified in its charter)

Bermuda	98-0518045
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33259

(Commission File Number)

131 Front Street

Hamilton, HM 12 Bermuda

(Address of Principal Executive Offices, including Zip Code)

441-298-9766

(Registrant’s telephone number, including area code)

Second Floor, 90 Pitts Bay Road

Pembroke, HM 08 Bermuda

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments

On November 23, 2007, the Company’s management announced it will record a non-cash charge for the impairment of assets associated with its Retail Products segment for approximately $255 million.

This charge reflects a lower fair value of the segment based on continued adverse trends in raw material and energy costs, and a higher discount rate to reflect current market conditions.

The Company performed an asset impairment analysis during the fourth quarter of 2007 in accordance with Statement of Financial Accounting Standards (SFAS) No. 144. The asset impairment analysis was completed on November 16, 2007, and the charge will be included in the Company’s fourth quarter results. We expect the majority of this charge will be allocated to goodwill.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVIDIEN LTD.

By:	/s/ Richard G. Brown
Richard G. Brown, Jr.
Vice President, Chief Accounting Officer and Corporate Controller

Date:	November 23, 2007